UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
__________________________
FORM 8-K/A
(Amendment No. 1)
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report: January 7, 2015
Date of earliest event reported: January 1, 2015

INTL FCStone Inc.
(Exact Name of Registrant as Specified in Charter)

Delaware	000-23554	59-2921318
(State or Other Jurisdiction of Incorporation)	(Commission File No.)	(IRS Employer Id. No.)
708 Third Avenue, Suite 1500, New York, New York		10017
(Address of Principal Executive Offices)		(Zip Code)

Registrant's telephone number, including area code:  (212) 485-3500

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
______________________________________________________________________________

□	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

□	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

□	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

□	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

EXPLANATORY NOTE
This Form 8-K/A is being filed to (i) correct the inadvertent use of Item 7.01 in the Form 8-K originally filed by INTL FCStone Inc. (the "Company") on January 7, 2015 to report the consummation of its acquisition of G.X. Clarke & Co. and (ii) to furnish the disclosure regarding the financial statements and pro forma financial information required by Item 9.01. The Form 8-K as originally files is hereby restated by adding the information included in Items 2.01 and 9.01 below.
Item 2.01. Completion of Acquisition or Disposition of Assets.
On January 5, 2015, INTL FCStone Inc. issued a press release announcing the consummation, effective January 1, 2015, of its acquisition of G.X. Clarke & Co., as originally announced on November 12, 2014. At that time the acquisition was subject to conditions precedent, including regulatory approvals. The name of G.X. Clarke & Co. has been changed to INTL FCStone Partners L.P.
The information required by this Item 2.01 is contained in the press release attached to this report as Exhibit 99.1, which disclosure is incorporated herein by reference.
Item 9.01. Financial Statements and Exhibits.
(a)    Financial Statements of Businesses Acquired.
Financial statements required by this item will be filed by the Company by amendment to this Current Report on Form 8-K not later than 71 days after the date on which this Current Report on Form 8-K was required to be filed.
(b) Pro Forma Financial Information.
Pro forma information required by this item will be filed by the Company by amendment to this Current Report on Form 8-K not later than 71 days after the date on which this Current Report on Form 8-K was required to be filed.
(d)    Exhibits

Exhibit 99.1	Press release dated as of January 5, 2015.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 9, 2015	INTL FCStone Inc. By: /s/ Brian T. Sephton________________________ Brian T. Sephton, its Chief Legal & Governance Officer

Exhibit Index

Exhibit No.	Description of Document
Exhibit 99.1	Press release dated as of January 5, 2015.